Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 12, 2021

THE COLUMN GROUP, LP		THE COLUMN GROUP GP, LP

By:	The Column Group GP, LP

By:	/s/ Peter Svennilson	By:	/s/ Peter Svennilson
Name:	Peter Svennilson	Name:	Peter Svennilson
Title:	Managing Partner	Title:	Managing Partner

PONOI CAPITAL, LP		PONOI MANAGEMENT, LLC

By:	Ponoi Management, LLC

By:	/s/ Peter Svennilson	By:	/s/ Peter Svennilson
Name:	Peter Svennilson	Name:	Peter Svennilson
Title:	Managing Partner	Title:	Managing Partner

PONOI CAPITAL II, LP		PONOI II MANAGEMENT, LLC

By:	Ponoi II Management, LLC

By:	/s/ Peter Svennilson	By:	/s/ Peter Svennilson
Name:	Peter Svennilson	Name:	Peter Svennilson
Title:	Managing Partner	Title:	Managing Partner

THE COLUMN GROUP II, LP		THE COLUMN GROUP II GP, LP

By:	The Column Group II GP, LP

By:	/s/ Peter Svennilson	By:	/s/ Peter Svennilson
Name:	Peter Svennilson	Name:	Peter Svennilson
Title:	Managing Partner	Title:	Managing Partner

By:	/s/ Peter Svennilson
Name:	Peter Svennilson

By:	/s/ David Goeddel
Name:	David Goeddel

By:	/s/ Tim Kutzkey
Name:	Tim Kutzkey